EXHIBIT 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 14, 2022

TRIDENT VII, L.P.

By: Trident Capital VII, L.P., its sole general partner By: DW Trident GP, LLC, a general partner
By:	/s/ Jacqueline Giammarco
Name: Jacqueline Giammarco
Title: Vice President

TRIDENT CAPITAL VII, L.P.

By: DW Trident GP, LLC, a general partner
By:	/s/ Jacqueline Giammarco
Name: Jacqueline Giammarco
Title: Vice President

TRIDENT FINXERA HOLDINGS GP LLC

By: Trident VII, L.P., its managing member By: Trident Capital VII, L.P., its general partner By: DW Trident GP, LLC, a general partner
By:	/s/ Jacqueline Giammarco
Name: Jacqueline Giammarco
Title: Vice President

TRIDENT FINXERA HOLDINGS LP

By: Trident Finxera Holdings GP LLC, its general partner By: Trident VII, L.P., its managing member By: Trident Capital VII, L.P., its general partner By: DW Trident GP, LLC, a general partner
By:	/s/ Jacqueline Giammarco
Name: Jacqueline Giammarco
Title: Vice President

STONE POINT CAPITAL LLC

By:	/s/ Jacqueline Giammarco
Name: Jacqueline Giammarco
Title: Managing Director and Chief Compliance Officer